            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated September 23, 2008, accompanying the financial statements of California Insured Municipals Income Trust, Series 235 and Pennsylvania Insured Municipals Income Trust, Series 300 (included in Van Kampen Unit Trusts, Municipal Series 564) as of May 31, 2008, and for the period from June 14, 2005 (date of deposit) through May 31, 2006 and for each of the two years in the period then ended and the financial highlights for the period from June 14, 2005 (date of deposit) through May 31, 2006 and for each of the two years in the period ended May 31, 2008, contained in this Post-Effective Amendment No. 3 to Form S-6 (File No. 333-124989) and Prospectus.

     We hereby consent to the use of the aforementioned report in this Post-Effective Amendment and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                  GRANT THORNTON LLP

New York, New York
September 23, 2008